                      ARTICLES OF AMENDMENT



                               OF



                    ARTICLES OF INCORPORATION



                               OF



                       CHEMICAL FUND, INC.



THIS IS TO CERTIFY:

    FIRST:  That the Articles of Incorporation of CHEMICAL FUND,

INC., a Maryland corporation having its principal office in the

City of Baltimore in that State (the "Corporation"), are hereby amended as follows:

    Paragraph C of Article EIGHTH is amended to read in its

entirety as follows:

    "C. The directors of the Corporation may receive compensation for their services."

    SECOND:  That the foregoing amendment has been duly advised by the Board of Directors and approved by the stockholders of the

Corporation.

    IN WITNESS WHEREOF, CHEMICAL FUND, INC. has caused these

Articles of Amendment to be signed in its name and on its behalf by its President and its corporate seal eo be hereto affixed and attested by its Secretary, and the said officers of the

Corporation further acknowledge said instrument to be the

corporate act of the Corporation and state under the penalties of perjury that, to the test of~their knowledge, information and belief, the matters and facts therein set forth with respect to approval are true in all material respects, all on the 6th day of

April, 1981.

                                  CHEMICAL FUND, INC.



                                  By /s/ John H. Dobkin
                                    ____________________
                                        President

SEAL

ATTEST:


/s/ Mary A. Barry
_____________________
      Secretary























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